Exhibit 24(b)(8.67)
FUND PARTICIPATION AGREEMENT
between
FUND and ALIAC

Aetna Life Insurance and Annuity Company (the "Company"), Goldman Sachs Trust (the
"Fund") and Goldman, Sachs & Co. (the "Distributor") hereby agree to an arrangement whereby the Fund shall be made available to serve as underlying investment media for Variable Annuity
Contracts ("Contracts") to be issued by the Company.

1.	Establishment of Accounts; Availability of Fund.

The Company represents that it has established Variable Annuity Accounts B, C, D and F and may establish such other accounts as may be set forth in Schedule A attached hereto and as may be amended from time to time with the mutual consent of the parties hereto (the
"Accounts"), each of which is a separate account under Connecticut Insurance law, and has registered or will register each of the Accounts (except for such Accounts for which no such registration is required) as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act"), to serve as an investment vehicle for the Contracts. Each
Contract provides for the allocation of net amounts received by the Company to an Account for investment in the shares of one of more specified open-end management investment companies available through that Account as underlying investment media. Selection of a particular investment management company and changes therein from time to time are made by the participant or Contract owner, as applicable under a particular Contract.

2.	Pricing Information; Orders; Settlement.

(a) The Fund will make available to be purchased by the Company Class A Shares of the portfolios set forth in Schedule B attached hereto and as may be amended from time to time with the mutual consent of the parties hereto (the “Portfolios”), and will accept redemption orders from the Company, on behalf of each Account at the net asset value applicable to each order on those days on which the Fund calculates its net asset value (a "Business Day"). Fund shares shall be purchased and redeemed in such quantity and at such time determined by the Company to be necessary to meet the requirements of those Contracts for which the Fund(s) serve as underlying investment media, provided, however, that the Board of Trustees of the Fund (hereinafter the
"Trustees") may upon reasonable notice to the Company, refuse to sell shares of any
Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, acting in good faith and in the best interests of the shareholders of any Portfolio and is acting in compliance with their fiduciary obligations under federal and/or any applicable state laws.

(b) The Fund will use its best efforts to provide to the Company closing net asset value, dividend and capital gain information by 6:30 p.m. Eastern Standard time on each
Business Day (or at such other time as the information becomes available) and in no
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event later than 7:00 p.m. Eastern Standard Time on such Business Day absent extraordinary circumstances. The Company will send via facsimile or electronic transmission to the Fund or its specified agent orders to purchase and/or redeem Fund shares by 8:30 a.m. Eastern Standard Time the following Business Day. Payment for net purchases will be wired by the Company to an account designated by the Fund to coincide with the order for shares of the Fund.

(c)	The Fund hereby appoints the Company as its agent for the limited purpose of accepting purchase and redemption orders for Fund shares relating to the Contracts from Contract owners or participants. Orders from Contract owners or participants received from any distributor of the Contracts (including affiliates of the Company)
by the Company, acting as agent for the Fund, prior to the time a Portfolio calculates its net asset value on a Business Day (“Close of Trading”) will be executed by the
Fund at the net asset value determined as of the Close of Trading on such Business
Day, provided that the Fund receives written (or facsimile) notice of such order by
8:30 a.m. Eastern Standard Time on the next following Business Day. Any orders received by the Company acting as agent on such day but after the Close of Trading will be executed by the Fund at the net asset value determined as of the Close of
Trading on the next Business Day following the day of receipt of such order, provided that the Fund receives written (or facsimile) notice of such order by 8:30 a.m. Eastern
Standard Time within the next two Business Days following the day of receipt of such order. The Company agrees that all Orders received by the Company, which will be transmitted to Distributor for processing as of a particular Business Day, will have been received and time stamped prior to the Close of Trading on that Business Day.
Upon the Distributor’s request, the Company shall provide copies of historical records relating to transactions between the Fund and the Accounts, written communications regarding the Fund to or from Contract owners and participants, and other materials, in each case, as may reasonably be requested to enable the Distributor or any other designated entity, including without limitation, auditors, investment advisers, or transfer agents of the Fund to monitor and review the services being provided under this Agreement, the internal controls designed to prevent orders received after the
Close of Trading from being aggregated with orders received before the Close of
Trading, or to comply with any request of a governmental body or self-regulatory organization or a shareholder.

(d)	Payments for net redemptions of shares of the Fund will be wired by the Fund to an account designated by the Company on the same Business Day the Company places an order to redeem Fund Shares. Payments for net purchases of the Fund will be wired by the Company to an account designated by the Fund on the same Business
Day the Company places an order to purchase Fund shares. Payments shall be in federal funds transmitted by wire.

(e)	In lieu of applicable provisions set forth in paragraphs 2(a) through 2(d) above, the parties may agree to provide pricing information, execute orders and wire payments for purchases and redemptions through National Securities Clearing Corporation’s Fund/SERV system in which case such activities will be governed by the provisions set forth in Exhibit
I to this Agreement.

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	(f)	Each party has the right to rely on information or confirmations provided by the other party (or by any affiliate of the other party), and shall not be liable in the event that an error is a result of any misinformation supplied by the other party

	(g)	The Company shall assume responsibility as herein described for any loss to
Distributor or to the Fund caused by a cancellation or correction made to an Order by a Contract owner or participant subsequent to the date as of which such Order has been received by the Company and originally relayed to the Distributor, and the
Company will immediately pay such loss to the Distributor or the Fund upon the
Company’s receipt of written notification, with supporting data.

	(h)	The Distributor shall indemnify and hold the Company harmless, from the effective date of this Agreement, against any amount the Company is required to pay to
Contract owners or participants due to: (i) an incorrect calculation of a Fund’s daily net asset value, dividend rate, or capital gains distribution rate or (ii) a materially incorrect or late reporting (after 7:00 p.m. Eastern Standard time on each Business
Day the Fund is open for business) of the daily net asset value, dividend rate, or capital gain distribution rate of a Fund, upon written notification by the Company, with supporting data, to Distributor, in each case which requires reprocessing. In addition, the Fund or the Distributor shall be liable to the Company for systems and out of pocket costs incurred by the Company in making a Contract owner’s or a participant's account whole, if such costs or expenses are a result of the Fund's or the
Distributor’s failure to provide timely or correct net asset values, dividend and capital gains or financial information and if such information is not corrected by 4:00 p.m.
Eastern Standard time on the next Business Day after releasing such incorrect information provided the incorrect NAV as well as the correct NAV for each day that the error occurred is provided. If a mistake is caused in supplying such information or confirmations, which results in a reconciliation with incorrect information, the amount required to make a Contract owner’s or a participant's account whole shall be borne by the party providing the incorrect information, regardless of when the error is corrected.

	(h)	The Company agrees to purchase and redeem the shares of the Funds named in
Schedule B offered by the then current prospectus and statement of additional information of the Fund in accordance with the provisions of such prospectus and statement of additional information.

3.	Fees.

In consideration of services provided by the Company under this Agreement, the Fund or
Distributor shall pay fees to the Company as set forth in Schedule C.

4.	Expenses.

	(a)	Except as otherwise provided in this Agreement, all expenses incident to the performance by the Fund under this Agreement shall be paid by the Fund, including

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the cost of registration of Fund shares with the Securities and Exchange Commission
(the "SEC") and in states where required. The Fund and Distributor shall pay no fee or other compensation to the Company under this Agreement, and the Company shall pay no fee or other compensation to the Fund or Distributor, except as provided herein and in Schedule C attached hereto and made a part of this Agreement as may be amended from time to time with the mutual consent of the parties hereto. All expenses incident to performance by each party of its respective duties under this
Agreement shall be paid by that party, unless otherwise specified in this Agreement.

	(b)	The Fund or the Distributor shall provide to the Company, at the location designated by the Company, periodic fund reports to shareholders and other materials that are required by law to be sent to Contract owners or participants. In addition, the Fund or the Distributor shall provide the Company with a sufficient quantity of its prospectuses, statements of additional information and any supplements to any of these materials, to be used in connection with the offerings and transactions contemplated by this Agreement

	(c)	The Fund or Distributor shall provide the Company with a sufficient quantity of its proxy material that is required to be sent to Contract owners or participants. The cost associated with proxy preparation, group authorization letters, programming for tabulation and necessary materials (including postage) will be paid by the Fund or
Distributor.

5.	Representations.

	(a)	The Company agrees that it and its agents shall not, without the written consent of the
Fund or the Distributor, make representations concerning the Fund, or its shares except those contained in the then current prospectuses and in current printed sales literature approved by or deemed approved by the Fund or the Distributor.

	(b)	The Company will not, without prior written consent of the Distributor in each instance, (i) use in advertising, publicity or otherwise the name of “Goldman Sachs,”
including the name of any affiliate, partner or employee of Goldman or the Fund, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Goldman (unless such use is in accordance with procedures mutally agreed upon by the parties), or (ii) represent, directly or indirectly, that any product or any service provided by the Company has been approved or endorsed by the Distributor. This provision shall survive the termination of this Agreement.

	(c)	The Company represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and the sale of the Contracts will comply in all material respects with state insurance law requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that, to the degree legally required, it has registered or, prior to any issuance or sale of the
Contracts, will register each Separate Account as a unit investment trust in accordance

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with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

(d)	The Company agrees that it shall be fully responsible for the sale and marketing of the
Contracts. The Company shall provide Contracts, the Contracts’ and Fund’s
Prospectuses, Contracts’ and Fund’s Statement of Additional Information, and all
amendments or supplements to any of the foregoing to Contract owners and participants and prospective Contract owners and participants, all in accordance with and to the extent required by federal and state laws. The Company shall ensure that all persons offering the Contracts are duly licensed and registered under applicable insurance and securities laws. The Company shall ensure that each sale of a Contract satisfies applicable suitability requirements under insurance and securities laws and regulations, including without limitation the rules of the NASD. The Company shall adopt and implement procedures reasonably designed to ensure that information concerning the Fund and the Distributor that is intended for use by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Contract
Owners or offerees) is so used.

(e)	The Company agrees that it shall be fully responsible for the underwriting, issuance, service and administration of the Contracts and for the administration of the
Accounts, including, without limitation, the calculation of performance information for the Contracts, the timely payment of Contract owner and participant redemption requests and processing of Contract transactions, and the maintenance of a service center, such functions to be performed in all respects at a level commensurate with those standards prevailing in the variable annuity industry. The Company shall provide to Contract owners and participants all Fund reports, solicitations for voting instructions including any related Fund proxy solicitation materials, and updated Fund
Prospectuses as required under the federal securities laws.

(f)	The Company agrees that in connection with the matters contemplated by this
Agreement, it shall act in conformity with the 1940 Act, the Employee Retirement
Income Security Act of 1974, as amended (“ERISA”) and all other applicable federal and state laws, regulations and rulings and the constitution, by-laws and rules of any applicable self-regulatory organization. The Company shall assume sole responsibility for its compliance with applicable federal and state laws and regulations, and shall rely exclusively upon its own determination, or that of its legal advisers, that the performance of its duties hereunder complies with such laws and regulations. Under no circumstances shall the Fund, the Distributor or any of their affiliates be held responsible or liable in any respect for any statements or representations made by them or their legal advisers to the Company concerning the applicability of any federal or state laws or regulations to the activities contemplated herein. Without limiting the generality of the foregoing, the Company acknowledges specifically that (i) the Fund does not conform its operations to the provision of
Section 817(h) of the Internal Revenue Code; (ii) the Company is solely responsible for the operation of the Accounts and the issuance of Contracts in conformance with all applicable tax, securities, insurance and other laws; and (iii) the Company’s receipt of compensation pursuant to this Agreement is lawful.

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(g)	The Distributor represents and warrants that the Funds (1) are duly organized under the laws of the various states, (2) are in good standing in such jurisdictions. (3) are in material compliance with all applicable federal, state and securities laws, and (4) are duly licensed and authorized to conduct business in every jurisdiction where such license or authorization is required.

(h)	The Distributor represents and warrants that the shares of the Funds are registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the States and all applicable federal, state, and securities laws; that the Funds amend their registration statements under the 1933 Act and the 1940 Act from time to time as required or in order to effect the continuous offering of its shares; and that the
Funds have registered and qualified its shares for sale in accordance with the laws of each jurisdiction where it is required to do so.

(i)	Distributor represents and warrants that the Funds are currently qualified as regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended, and will make every effort to maintain such qualification, and that
Distributor will notify the Company immediately upon having a reasonable basis for believing that any of the Funds have ceased to so qualify or that any might not qualify in the future.

(j)	Distributor represents and warrants that it (1) is a member in good standing of the
NASD, (2) is registered as a broker-dealer with the SEC, (3) will continue to remain in good standing and be so registered during the term of this Agreement, (4) is a partnership duly organized under the laws of the State of New York, (5) is in good standing in that jurisdiction, (6) is in material compliance with all applicable federal, state, and securities laws, (7) is duly registered and authorized in every jurisdiction where such license or registration is required, and will maintain such registration or authorization in effect at all times during the term of this Agreement, and (8) has full authority to enter into this Agreement and carry out its obligations pursuant to the terms of this Agreement.

6.	Termination.

This Agreement shall terminate as to the sale and issuance of new Contracts:

(a)	at the option of either the Company, the Distributor or the Fund, upon sixty days advance written notice to the other parties;

(b)	at the option of the Company, upon one week advance written notice to the
Distributor and the Fund, if Fund shares are not available for any reason to meet the requirement of Contracts as determined by the Company. Reasonable advance notice of election to terminate shall be furnished by Company;

(c)	at the option of either the Company, the Distributor or the Fund, immediately upon institution of formal proceedings against the broker-dealer or broker-dealers

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marketing the Contracts, any Account, the Company, the Fund or the Distributor by
the National Association of Securities Dealers, Inc. (the "NASD"), the SEC or any
other regulatory body;

	(d)	at the option of the Distributor, if the Distributor shall reasonably determine in good faith that shares of the Fund are not being offered in conformity with the terms of this
Agreement;

	(e)	at the option of the Distributor, if the Distributor has reason to believe that the performance of the services or receipt of fees by the Company or its affiliates under this Agreement may be unlawful;

	(f)	upon the determination of the Accounts to substitute for the Fund's shares the shares of another investment company in accordance with the terms of the applicable
Contracts. The Company will give 60 days written notice to the Fund and the
Distributor of any decision to replace the Fund's shares;

	(g)	upon assignment of this Agreement, unless made with the written consent of all other parties hereto;

	(h)	if Fund shares are not registered, issued or sold in conformance with Federal law or such law precludes the use of Fund shares as an underlying investment medium for
Contracts issued or to be issued by the Company. Prompt notice shall be given by the appropriate party should such situation occur.

7.	Continuation of Agreement.

Termination as the result of any cause listed in Section 6 shall not affect the Fund's obligation to furnish its shares to Contracts then in force for which its shares serve or may serve as the underlying medium unless such further sale of Fund shares is prohibited by law or the SEC or other regulatory body.

8.	Advertising Materials; Filed Documents.

	(a)	Advertising and sales literature with respect to the Fund prepared by the Company or its agents for use in marketing its Contracts will be submitted to the Distributor or its designee for review before such material is submitted to any regulatory body for review. In no event shall such materials be used without the prior written consent of the Distributor, unless such use is in accordance with procedures mutually agreed upon by the parties. The Distributor shall advise the submitting party in writing within ten (10) Business Days of receipt of such materials by the Distributor of its approval or disapproval of such materials.

	(b)	At the Company’s request, the Fund will provide additional copies of its financials to the Company and will automatically provide at least one complete copy of all prospectuses, annual and semi-annual reports, proxy statements and all amendments or supplements to any of the above that relate to the Fund promptly after the filing of

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such document with the SEC or other regulatory authorities. At the Distributor’s request, the Company will provide to the Distributor additional copies of its financials and at least one complete copy of all registration statements, prospectuses, annual and semi-annual reports, proxy statements, and all amendments or supplements to any of the above that relate to the Accounts promptly after the filing of such document with the SEC or other regulatory authority.

(c)	The Fund or the Distributor will provide via Excel spreadsheet diskette format or in electronic transmission to the Company at least quarterly portfolio information necessary to update Fund profiles with ten Business Days following the end of each quarter.

9.	Proxy Voting.

(a)	The Company shall provide pass-through voting privileges on Fund shares held by registered separate accounts to all Contract owners and participants to the extent the
SEC continues to interpret the 1940 Act as requiring such privileges. The Company shall provide pass-through voting privileges on Fund shares held by unregistered separate accounts to all Contract owners.

(b)	The Company will distribute to Contract owners and participants, as appropriate, all proxy material furnished by the Fund and will vote Fund shares in accordance with instructions received from such Contract owners and participants. If and to the extent required by law, the Company, with respect to each group Contract and with respect to each Account, shall vote Fund shares for which no instructions have been received in the same proportion as shares for which such instructions have been received. The
Company and its agents shall not oppose or interfere with the solicitation of proxies for Fund shares held for such Contract owners and participants.

10. Indemnification.

(a)	The Company agrees to indemnify and hold harmless the Fund, the Distributor, and each of their directors, trustees, officers, employees, agents and each person, if any, who controls the Fund or the Distributor within the meaning of the Securities Act of
1933 (the "1933 Act") against any losses, claims, damages or liabilities to which the
Fund, the Distributor or any such director, trustee, officer, employee, agent, or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) (i) arise out of, or are based upon, the provision of administrative services by the Company under this Agreement, (ii) result from a breach by the Company of a material provision of this Agreement or any representation, warranty or covenant, (iii) arise out of or are based upon any untrue statement of any material fact made by sales representatives of the Company or any third party dealer who solicits the purchase of Contracts for which the Fund is an investment option (“Third Party Dealer”) (unless such information is contained in the then current prospectus of the Fund, in current sales literature of the Fund approved by the Fund or in publicly available databases such as those databases created by Standard & Poor’s and Morningstar); (iv) arise out of or

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are based upon any untrue statement of a material fact contained in sales literature prepared by the Company or any Third Party Dealer (unless such sales literature has been approved by the Distributor), or (v) arise out of, or are based upon any violation of applicable law including but not limited to the rules, regulations or policies of any self regulatory organization that the Company or any Third Party Dealer. Without limiting the generality of the foregoing, the Company agrees to indemnify the Fund, the Distributor or any such director, officer, employee, agent or controlling person from and against any losses, claims, damages or liabilities resulting from any errors contained in any purchase, exchange or redemption order transmitted on behalf of the
Accounts or from the untimely receipt of any such order by the Fund or the
Distributor. In addition, if payment for any purchase of Class A Shares is not received from the Company or its designee by the time specified herein, the purchase to which such payment relates may, in the Fund’s sole discretion, be rescinded and the
Company will be liable for any dilution to the Fund resulting from the rescinded trade. The Company will reimburse any legal or other expenses reasonably incurred by the Fund, the Distributor or any such director, trustee, officer, employee, agent, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable for indemnification hereunder to the extent that any such loss, claim, damage, liability or action arises out of or is based upon (i) an untrue statement or omission or alleged omission made in such Registration Statement or prospectus in conformity with written materials furnished to the Company by the Fund specifically for use therein or
(ii) the willful misfeasance, bad faith, or gross negligence by the Fund or Distributor in the performance of its duties or the Fund's or Distributor's reckless disregard of obligations or duties under this Agreement or to the Company, whichever is applicable. This indemnity agreement will be in addition to any liability which
Company may otherwise have.

(b)	The Distributor agrees to indemnify and hold harmless the Company and its directors, officers, employees, agents and each person, if any, who controls the Company within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which the Company or any such director, officer, employee, agent or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, prospectuses or sales literature of the Fund or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or material fact required to be stated therein or necessary to make the statements therein not misleading , provided such materials are distributed without change, are approved by the Distributor, or they are not used in a manner contrary to any instructions given by the Distributor or with applicable laws, regulations and rules or (ii) result from a breach by the Distributor of a material provision of this Agreement or any representation, warranty or covenant. The
Distributor will reimburse any legal or other expenses reasonably incurred by the
Company or any such director, officer, employee, agent, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Distributor will not be liable for indemnification

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hereunder to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such
Registration Statement or prospectuses in conformity with written materials furnished to the Fund by the Company specifically for use therein or (ii) the willful misfeasance, bad faith, or gross negligence by the Company in the performance of its duties or the
Company’s reckless disregard of obligations or duties under this Agreement or to the
Fund or the Distributor, whichever is applicable. This indemnity agreement will be in addition to any liability which the Distributor may otherwise have.

(c)	Promptly after receipt by an indemnified party hereunder of notice of the commencement of action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 10. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to, assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

(d)	The provisions of this Section 10 shall survive the termination of this Agreement.

11. Miscellaneous.

(a)	Amendment and Waiver. Neither this Agreement, nor any provision hereof, may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by all parties hereto.

(b)	Notices. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, telecopier or registered or certified mail, postage prepaid, return receipt requested, or recognized overnight courier service to the party or parties to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to all other parties.

To the Company:

Aetna Life Insurance and Annuity Company
151 Farmington Avenue
Hartford, Connecticut 06156
Attention: Julie E. Rockmore, Counsel

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To the Fund:

Goldman Sachs Trust
32 Old Slip
New York, NY 10005
Attn: Howard B. Surloff

To the Distributor:

Goldman Sachs & Co.
32 Old Slip
New York, NY 10005
Attn: Doug Grip

Any notice, demand or other communication given in a manner prescribed in this subsection (b) shall be deemed to have been delivered on receipt.

(c)	Successors and Assigns. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

(d)	Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

(e)	Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

(f)	Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes all prior agreement and understandings relating to the subject matter hereof.

(g)	Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the State of Connecticut without giving effect to the principles of conflicts of laws.

(h)	Non Exclusivity. It is understood by the parties that this Agreement is not an exclusive arrangement in any respect.

(i)	Confidentiality. The terms of this Agreement and the Schedules thereto will be held confidential by each party except to the extent that either party or its counsel may deem it necessary to disclose such terms.

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(j) No Association or Agency. Except as noted in Section 2(c), the Company shall be deemed to be an independent contractor and not an agent of the Fund or the
Distributor for all purposes hereunder and shall have no authority to act for or represent the Fund or the Distributor. In addition, no officer or employee of the
Company shall be deemed to be an employee or agent of the Fund or the Distributor nor will be subject, in any respect, to the supervision of the Fund or the Distributor or any affiliate thereof.

12. Limitation on Liability of Trustees, etc.

This agreement has been executed on behalf of the Fund by the undersigned officer of the
Fund in his or her capacity as an officer of the Fund. The obligations of the Fund under this
Agreement are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding only upon the Fund and its assets. No Class or Portfolio of the
Fund shall be liable for the obligations of any other Class or Portfolio hereunder.

IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers effective as of the first day of October, 2000.

AETNA LIFE INSURANCE AND ANNUITY COMPANY

By: /s/ Laurie M. Tillinghast
Name Laurie M. Tillinghast
Title:_ Vice President__________

GOLDMAN SACHS TRUST

By: /s/ Douglas C. Grip
Name: Douglas C. Grip
Title: Managing Director

GOLDMAN, SACHS & CO.

By: /s/ Douglas C. Grip
Name: Douglas C. Grip
Title: Managing Director

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Schedule A

(For any future separate accounts - See Section 1(a)

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Schedule B
(List of Portfolios available—See Section 2(a))
Class A Shares – Goldman Sachs Capital Growth Fund
Class A Shares – Goldman Sachs International Equity Fund

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Schedule C

Fees to the Company

1.	Servicing Fees.

Administrative services to Contract owners and participants shall be the responsibility of the Company and shall not be the responsibility of the Fund or the Distributor. The Distributor
recognizes the Company as the sole shareholder of Fund shares issued under the Fund
Participation Agreement, and that substantial savings will be derived in administrative expenses, such as significant reductions in postage expense and shareholder communications, by virtue of having a sole shareholder for each of the Accounts rather than multiple shareholders. In consideration of the administrative savings resulting from such arrangement, Distributor agrees to pay to the Company a servicing fee based on the annual rate of ___% of the average net assets invested in the Funds through the Contracts in each calendar quarter. Distributor will make such payments to the Company within thirty (30) days after the end of each calendar quarter. Each payment will be accompanied by a statement showing the calculation of the fee payable to the
Company for the quarter and such other supporting data as may be reasonably requested by the
Company.

2.	12b-1 Fees.

In accordance with the Fund’s plan pursuant to Rule 12b-1 under the Investment
Company Act of 1940, the Distributor will make payments to the Company at an annual rate of
___% of the average net assets invested in the Funds through the Contracts in each calendar quarter. Distributor will make such payments to the Company within thirty (30) days after the end of each calendar quarter. Each payment will be accompanied by a statement showing the calculation of the fee payable to the Company for the quarter and such other supporting data as may be reasonably requested by the Company.

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EXHIBIT I

Procedures for NSCC Fund/Serv Order and Settlement

A.	The Funds or Goldman, Sachs & Co. ("GS") will furnish the Company or its affiliate for each Fund via MFPS through the Defined Contribution Interface of
NSCC/Fund Serv (1) the most current net asset value information between 6:00
p.m. and 7:00 p.m. Eastern Time on each business day that the Fund is open for business (each a "Business Day") or at such other time as that information becomes available, (2) a schedule of anticipated dividend and distribution payment dates for each Fund, which is subject to change without prior notice, and (3) in the case of fixed income funds that declare daily dividends, the daily accrual or the interest rate factor between 6:00 p.m. and 7:00 p.m. Eastern Time on each Business Day the
Fund is open for business or at such other time as such information becomes available.

B.	Upon receipt of purchase, exchange and redemption instructions from Plans (or, with respect to Plans that are participant-directed plans, from a Plan’s participants)
for acceptance as of the time at which a Fund's net asset value is calculated as specified in such Fund's prospectus ("Close of Trading") on each Business Day
("Instructions"), and upon its determination that the Plan holds good funds with respect to Instructions involving the purchase of Shares, the Company or its affiliate will calculate the net purchase or redemption order for each Fund. Orders for net purchases or net redemptions derived from Instructions received by the Company or its affiliate prior to the Close of Trading on any given Business Day will be sent to the Defined Contribution Interface of NSCC/Fund Serv by 6:00 a.m. Eastern Time
on the next Business Day. Subject to the Company’s or its affiliate’s compliance with the foregoing, the Company or its affiliate will be considered the agent of the
Distributor and the Funds, and the Business Day on which Instructions are received by the Company or its affiliate in proper form prior to the Close of Trading will be the date as of which Shares of the Funds are deemed purchased, exchanged or redeemed pursuant to such Instructions. Instructions received in proper form by the
Company or its affiliate after the Close of Trading on any given Business Day will be treated as if received on the next following Business Day. Dividends and capital gains distributions will be automatically reinvested at net asset value in accordance with the Fund's then current prospectuses.

C.	The Company or its affiliate will wire payment for net purchase orders by Fund, in immediately available funds, to a custodial account designated by NSCC and notify
NSCC of the Federal reference numbers for such wire transfers as soon as possible but in any event no later than 5:00 p.m. Eastern time on the same Business Day such purchase orders are communicated to NSCC. For purchases of Shares of daily dividend accrual funds, those Shares will not begin to accrue dividends until the day the payment for those Shares is received.

D.	NSCC will normally wire payment for net redemption orders by Fund, in immediately available funds, to one or more accounts designated by the Company

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or its affiliate, by 5:00 p.m. Eastern Time on the Business Day such redemption orders are communicated to NSCC, except as provided in a Fund's prospectus and statement of additional information.

E.	With respect to C. or D. above, if Distributor does not send a confirmation of the
Company’s or its affiliate’s purchase or redemption order to NSCC by the applicable deadline to be included in that Business Day’s payment cycle, payment for such purchases or redemptions will be made the following Business Day.

F.	If on any day the Company or its affiliate or Distributor is unable to meet the
NSCC deadline for the transmission of purchase or redemption orders, it may at its option transmit such orders and make such payments for purchases and redemptions directly to Distributor or to the Company or its affiliate, as applicable, as is otherwise provided in this Agreement.

G.	These procedures are subject to any additional terms in each Fund's prospectus and the requirements of applicable law. The Funds reserve the right, at its discretion and without notice, to suspend the sale of Shares or withdraw the sale of Shares of any
Fund.

H.	The Company or its affiliate and clearing agents (if applicable) are required to sign the appropriate NSCC membership agreements.

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